UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 5, 2012

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150419	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

Harvey Kesner, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 5, 2012, Tonix Pharmaceuticals Holding Corp. (the “Company”) entered into an amendment to employment agreement (the “Selzer Amendment”) with Benjamin Selzer, which amended the employment agreement entered into with Mr. Selzer on April 2, 2012 (the “Selzer Agreement”) to serve as Chief Operating Officer.  Pursuant to the Selzer Amendment, the base salary under the Selzer Agreement remains $175,000 per annum through March 31, 2013, at which time it shall increase to $250,000 per annum, and shall increase to $320,000 per annum upon the Company consummating an underwritten public offering of equity securities in excess of $10 million net to the Company (the “Selzer Threshold”).

Pursuant to the Selzer Agreement, the base salary was to increase to $250,000 effective October 7, 2012. In addition, pursuant to the Selzer Amendment, a retroactive adjustment of the base salary to the $320,000 per annum rate, not to exceed an aggregate adjustment of $170,000, that Mr. Selzer would have been entitled to upon the Selzer Threshold occurring after October 7, 2012 was eliminated.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01 Amendment to Employment Agreement, between Tonix Pharmaceuticals Holding Corp. and Benjamin Selzer, dated October 5, 2012.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: October 10, 2012	By: /s/ SETH LEDERMAN
Seth Lederman
President and Chief Executive Officer